Public Service Enterprise Group Financial Results Presentation October 31, 2022 1st QUARTER 2022 NYSE: PEG 3rd QUARTER 2022 NYSE: PEG EXHIBIT 99.1

Certain of the matters discussed in this presentation about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to: any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and solar and wind generation projects; the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits; any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism, sabotage, cyberattack or other incidents that may impact our ability to provide safe and reliable service to our customers; any inability to recover the carrying amount of our long-lived assets; disruptions or cost increases in our supply chain, including labor shortages; any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms; the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems; the impact of the ongoing coronavirus pandemic; failure to attract and retain a qualified workforce; inflation, including increases in the costs of equipment, materials, fuel and labor; the impact of our covenants in our debt instruments on our business; adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements and pension costs; the failure to complete, or delays in completing, the Ocean Wind 1 offshore wind project and the failure to realize the anticipated strategic and financial benefits of this project; fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units; our ability to obtain adequate nuclear fuel supply; market risks impacting the operation of our nuclear generating stations; changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns; third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel; any inability to meet our commitments under forward sale obligations; reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet; the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments; PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned; our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet; adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns; risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks; changes in federal and state environmental laws and regulations and enforcement; delays in receipt of, or an inability to receive, necessary licenses and permits; and changes in tax laws and regulations. All of the forward-looking statements made in this presentation are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this presentation apply only as of the date of this presentation. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws. The forward-looking statements contained in this presentation are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-Looking Statements

PSEG presents Operating Earnings in addition to its Net Income/(Loss) reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings is a non-GAAP financial measure that differs from Net Income/(Loss). Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items. The last two slides in this presentation (Slides A and B) include a list of items excluded from Net Income/(Loss) to reconcile to non-GAAP Operating Earnings with a reference to those slides included on each of the slides where the non-GAAP information appears. Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to, the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies. Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility. GAAP Disclaimer From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here.

PSEG Q3 2022 Third Quarter Results – On Track Net Income of $0.22 per share in Q3 2022 Non-GAAP Operating Earnings* of $0.86 per share in Q3 2022 Narrowing full year non-GAAP Operating EPS guidance to $3.40 - $3.50 (from $3.35 - $3.55 prior) PSE&G Net Income per share results up 3.9% driven by rate base growth CFIO non-GAAP Operating Earnings* reflect strong nuclear generation performance Operational Excellence PSE&G SAIFI and CAIDI year-to-date metrics are performing better than year-to-date 2021 Nuclear operations achieved an average capacity factor of 93.2% for Q3 and 94.3% YTD 2022 Financial Strength The Inflation Reduction Act of 2022 establishes a decade-long commitment to the preservation of existing nuclear generation through the creation of a production tax credit Disciplined Investment PSE&G invested ~$2.2 billion in capital investments year-to-date 2022, now on track to invest $3 billion (up from $2.9 billion) on T&D infrastructure aligned with New Jersey’s clean energy goals PSEG’s 2021 - 2025 capital program of $15 billion - $17 billion, with 90% directed to PSE&G CFIO=Carbon-Free, Infrastructure & Other - includes the remaining business activities of our nuclear generating fleet, investments in regional offshore wind, gas operations, PSEG Long Island operating contracts and other investments including Kalaeloa, as well as parent financing costs. YTD = Year-to-Date September 30, 2022. * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP).

Non-GAAP Operating Earnings $3.35 – $3.55E PSEG – Narrowing Full-Year 2022 Guidance Based on strong T&D margin at PSE&G partly offset by higher interest costs at CFIO (1) Guidance for CFIO excludes results related to the fossil generating assets sold in February 2022. (1)

PSEG is delivering solid results and sustainable growth and increasing the predictability of the business Narrowing 2022 non-GAAP Operating Earnings guidance to $3.40 - $3.50 per share from $3.35 - $3.55 per share PSE&G expected to contribute ~90% of 2022 non-GAAP Operating Earnings PSEG’s 2021 – 2025 five-year capital spending forecast is $15B - $17B, with 90% directed to PSE&G PSEG 2022 indicative annual common dividend rate increased to $2.16* per share (up by $0.12 per share) Completed $500M share repurchase program in May 2022 PSE&G residential bills remain lowest among regional peers for gas; lower than regional peer average for residential electric MSCI raised PSEG’s corporate ESG rating to its highest rating of AAA in October CEO succession effective September 1: Ralph LaRossa became President & CEO of PSEG; becomes Chair of the Board January 1, 2023 Ralph Izzo will serve as Executive Chair of the Board through year-end 2022 * All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG Q3 2022 Review

PSEG – Q3 Results Net Income/(Loss) 2022 2021* Change PSE&G $ 0.80 $ 0.77 $ 0.03 CFIO $ (0.58) $ (3.87) $ 3.29 Total PSEG $ 0.22 $ (3.10) $ 3.32 Non-GAAP Operating Earnings** 2022 2021* Change PSE&G $ 0.80 $ 0.77 $ 0.03 CFIO $ 0.06 $ 0.21 $ (0.15) Total PSEG $ 0.86 $ 0.98 $ (0.12) * Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. ** See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG and CFIO. PSEG EPS Summary – Quarter ended September 30

$ / share PSEG EPS Reconciliation – Q3 2022 versus Q3 2021 Electric Gross Margin (0.29) Capacity (0.14) Generation (0.13) Re-contracting & Market (0.02) Gas Operations 0.01 PSEG Power Costs 0.09 O&M 0.06 Depreciation & Interest 0.03 Taxes & Other 0.04 Electric Margin 0.02 Gas Margin 0.01 Other Margin 0.01 Distribution O&M (0.01) Distribution Interest (0.01) Distribution Non-Operating Pension/OPEB 0.01 Distribution Taxes & Other (0.01) Lower Share Count 0.01 Q3 2021 Net Loss* Q3 2021 Operating Earnings (non-GAAP)*,** Q3 2022 Net Income Q3 2022 Operating Earnings (non-GAAP)** PSE&G CFIO * Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. ** See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG and CFIO. ($0.30) ($3.20) ~ ~

PSEG – Year-to-Date Results Net Income/(Loss) 2022 2021* Change PSE&G $ 2.42 $ 2.33 $ 0.09 CFIO $ (1.94) $ (4.50) $ 2.56 Total PSEG $ 0.48 $ (2.17) $ 2.65 Non-GAAP Operating Earnings** 2022 2021* Change PSE&G $ 2.42 $ 2.32 $ 0.10 CFIO $ 0.41 $ 0.64 $ (0.23) Total PSEG $ 2.83 $ 2.96 $ (0.13) * Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the nine months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. ** See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG and CFIO. PSEG EPS Summary – Nine Months ended September 30

$ / share PSEG EPS Reconciliation – YTD 2022 versus YTD 2021 Electric Gross Margin (0.83) Capacity (0.41) Generation (0.28) Sale of Solar Source (0.04) Re-contracting & Market (0.11) ZECs 0.01 Gas Operations 0.05 PSEG Power Costs 0.54 O&M 0.28 Depreciation & Interest 0.26 Taxes & Other 0.01 Transmission (0.03) Renewables & Energy Efficiency 0.01 Gas Margin 0.11 Electric Margin 0.06 Other Margin 0.04 Distribution O&M (0.07) Distribution Depreciation & Interest (0.04) Distribution Non-Operating Pension/OPEB 0.02 Distribution Taxes & Other (0.03) Lower Share Count 0.03 YTD 2021 Net Loss* YTD 2021 Operating Earnings (non-GAAP)*,** YTD 2022 Net Income YTD 2022 Operating Earnings (non-GAAP)** PSE&G CFIO * Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the nine months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. ** See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG and CFIO. Note: Quarterly results may not add due to rounding. ($2.40) ~ ~

PSE&G’s planned investments align with NJ’s clean energy goals Includes AFUDC. CEF-EC/AMI is included in Electric LDC. Note: Hashed portion of the chart represents unapproved programs including ES extension, CEF-ES, Vehicle Innovation and Electrification and assumes a higher level of investment for the GSMP and CEF-EE program extensions. The current program run rates for GSMP and CEF-EE are expected to continue and are included in the low end of the range. ($ Millions) Unapproved Programs Note: Solid portions represent low end, including extension of GSMP and CEF-EE at current run rates; Shaded portions represent high end. Category % sum of solid and shaded portions. PSEG’s Capital Spending Program Aligns with PSEG’s Net-Zero 2030 Goal Over 90% directed to PSE&G

Expanded investment program firms 6% - 7.5%
compound annual rate base growth from YE 2021 through 2025


PSE&G Year-End Rate Base
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
($ Millions)
Unapproved Programs
2021
2022E
2023E
2024E
2025E
Transmission
Electric Distribution
Gas Distribution
Clean Energy

Chart excludes CWIP. Year-end 2021 CWIP balance was ~$1.2B.
Note: Hashed portion of the chart represents unapproved programs including ES extension, CEF-ES, Vehicle Innovation and Electrification and assumes a higher level of investment for the GSMP and CEF-EE program extensions. The current program run rates for GSMP and CEF-EE are expected to continue and are included in the low end of the range.

PSEG

13

PSE&G’s residential customer bills compare favorably Regional gas bills lowest among peers; Regional electric bills lower than average Based upon a calculation of monthly bills for an electric customer using 500 kilowatt-hours using rates as of June 15, 2022 and a gas customer using 100 therms using rates as of October 1, 2022. Rates sourced from public company documents. Monthly Gas Bills Monthly Electric Bills PSE&G Peer NJ Utilities Peer Regional Utilities outside of NJ Average = $103 Average = $182

PSE&G – Q3 Highlights Operations SAIFI and CAIDI year-to-date metrics are performing better than year-to-date 2021 For the trailing 12 months ended September 30, the number of residential electric and gas customers each grew by ~1% For the trailing 12 months ended September 30, weather-normalized sales reflected higher Residential Electric of ~2%, lower Residential Gas of (~3%) and higher C&I Electric and Gas sales of ~2% and ~1%, respectively Achieved top quartile results for J.D. Power 2022 customer satisfaction survey for Business Gas, and to date 2022 for Residential Electric and Gas (Third Quarter 2022) and Business Electric (Wave 1) Regulatory and Market Environment Submitted regulatory filing with the BPU in early September requesting an order to modify PSE&G’s pension accounting for ratemaking purposes; requested effective date of January 1, 2023 Submitted filing with BPU for $320 million, nine month CEF-EE extension; will align timing of PSE&G energy efficiency programs with other utilities in the state Filed annual transmission formula rate update with FERC in October; will result in $69 million in increased annual transmission revenue effective January 1, 2023 Conservation Incentive Program minimizes variations on electric and gas revenues from the rollout of our energy efficiency programs and other impacts such as weather Next Distribution Base Rate Case to be filed by year-end 2023 Financial Invested $795 million in Q3, on track to invest $3 billion in 2022 including the continued rollout of GSMP II, ES II, the CEF investments, and the newly approved IAP focused on the “Last Mile” Q3 2022 Net Income per share increased by 3.9% over Q3 2021 2022 Net Income guidance narrowed to $1,545 million - $1,575 million from $1,510 million - $1,560 million Note: J.D. Power Residential customer surveys are released quarterly; J.D. Power Business customer surveys are released semiannually in waves.

APPENDIX

PSEG – Narrowing Full Year-2022 Guidance $ millions (except EPS) Prior 2022E Guidance Current 2022E Guidance PSE&G $1,510 - $1,560 $1,545 - $1,575 CFIO $170 - $220 $160 - $180 Operating Earnings (non-GAAP) $1,680 - $1,780 $1,705 - $1,755 Operating EPS (non-GAAP) $3.35 - $3.55 $3.40 - $3.50 Non-GAAP Operating Earnings Guidance

Inflation Reduction Act of 2022 supports de-carbonization efforts and establishes a nuclear power production tax credit, expands incentives and promotes carbon-free generation IRA 2022 Provision PSEG PSE&G New Federal Energy Tax Credit Provisions Enacts a nuclear power PTC for existing generation PSEG qualifies for up to $15/MWh subject to adjustment based on gross receipts Initial PTC and cap are subject to annual inflation adjustments Seeking U.S. Treasury clarification on gross receipts definition (on which the phase out is based) Provides energy efficiency and electric vehicle rebates for residents and businesses Equalizes the PTC rate for offshore wind with the 30% ITC rate Improves tax credit monetization with transferability and expands carryback period from one to three years Corporate Minimum Tax We are continuing to analyze the impact of the corporate minimum tax on our businesses including additional future guidance that U.S. Treasury is expected to issue. We anticipate that the sale of our fossil portfolio could mitigate near-term applicability of the minimum tax. The impact to state income tax is unknown at this point.

State Regulatory and Policy Initiatives Update State Regulatory Proceedings PSE&G submitted a regulatory filing with the BPU in early September requesting an order to modify PSE&G’s pension accounting for ratemaking purposes Requested effective date of January 1, 2023, which would reduce future variability of pension impacts on our financial results, and provide a partial offset to potential pension headwinds in 2023 and beyond BPU completed its review of offshore wind transmission (State Agreement Approach) and awarded several onshore solutions, with indications for an additional solicitation to consider future offshore wind needs Investment Priorities Aligned with NJ’s Clean Energy Agenda On track to complete second phase of our GSMP reducing methane emissions by replacing ~875 miles of cast iron and unprotected steel main Filed $320 million, nine month CEF-EE extension with BPU to align timing of PSE&G energy efficiency programs with other utilities in the state; expect to file longer term extension in 2023 BPU expected to address the balance of ~$0.2 billion of CEF filings (MHDV and CEF-ES) in conjunction with stakeholder proceedings on each of the initiatives Board staff expected to issue the second MHDV Straw Proposal by year end; BPU release of the MHDV Minimum Filing Requirements will follow a subsequent comment period Virtual stakeholder meetings scheduled to discuss BPU Straw Proposal focused on incentivizing stand-alone energy storage devices PSEG’s 25% interest in Ørsted's 1,100 MW Ocean Wind 1 (2025E fully in service) project expands carbon-free fleet with contracted, renewable generation supporting New Jersey’s goal of 100% clean energy by 2050. PSEG is reviewing its options regarding the status of its equity investment in the project

Pension is measured annually, at year-end, in determining pension impact for the following year PSEG does not “smooth” the year-end asset value, instead, we will apply our EROA assumption (7.2% for 2022) to the Fair Value of Plan Assets at year-end in determining pension impact for the following year PSEG’s long-standing methodology is deemed to be preferable by accounting standards PSEG also calculates the difference between the Expected and Actual Rate of Return on Plan Assets, which contributes to determining Net Actuarial Gain/Loss If the current year amount, in conjunction with existing Net Actuarial Gain/Loss, exceeds 10% of the greater of our Benefit Obligation or the Fair Value of Plan Assets (corridor), we amortize that over ~16 years As of 12/31/2021, PSEG had funded ~95% of its pension Benefit Obligation; Based on IRS minimum funding requirements, no cash contributions are anticipated for the next few years ($ Millions) 2021 2020 Discount Rate 2.94% 2.61% Expected Rate of Return on Plan Assets (EROA) 7.7% 7.7% Fair Value of Plan Assets at Beginning of Year $6,368 $5,929 Actual Return on Plan Assets $886 $761 Fair Value of Plan Assets at Year-End $6,906 $6,368 Benefit Obligation at Year-End $7,240 $7,507 Funded Status at Year-End 95% 85% Net Actuarial Loss at Year-End $1,643 $2,354 Source: PSEG 2021 10-K, pages 59, 117-120 Actively pursuing initiatives to reduce variability and mitigate potential near-term headwinds, including a recent filing at the BPU

PSEG maintains a solid financial position

PSEG

PSEG Senior Unsecured Credit Ratings

Moody's = Baa2 / Outlook = Stable   S&P = BBB / Outlook = Stable

PSEG 364-Day Term Loan Outstanding as of 9/30/2022 [1,2]	$2.0B
PSEG Long-term Debt Outstanding as of 9/30/2022	$4.1B
PSEG Consolidated Debt to Capitalization as of 9/30/2022	60%

PSEG Power Issuer Credit Ratings

Moody's = Baa2 / Outlook = Stable   S&P = BBB / Outlook = Stable

PSEG Power Long-term Debt Outstanding as of 9/30/2022 [2]	$1.3B

Public Service Electric & Gas

PSE&G Senior Secured Credit Ratings

Moody's = A1 / Outlook = Stable   S&P = A / Outlook = Stable

PSE&G Long-term Debt Outstanding as of 9/30/2022	$12.3B

PSEG Liquidity and Net Cash Collateral Postings

- PSEG had approximately $3.4B of available liquidity plus cash and short-term investments of $0.4B (inclusive of $0.3B at PSE&G) at 9/30/2022
- PSEG Power had net cash collateral postings of $2.2B at 9/30/2022 (net cash collateral postings were $1.7B at 10/28/2022) primarily related to out-of-the-money hedge positions resulting from higher energy prices

PSEG Long-Term Debt Maturity Profile through 2027



As of September 30, 2022
Principal Maturing ($ Millions)
2,500
2,000
1,500
1,000
500
0
2022
2023
2024
2025
2026
2027
PSE&G
PSEG Power
PSEG Enterprise

(1) 364-Day term loan is included in Short-Term Debt as Commercial Paper & Loans. 364-Day term loans include $1.5B maturing April 2023 and $0.5B maturing May 2023.
(2) PSEG 364-Day Term Loans and PSEG Power Long-Term Debt are at a variable rate. During September and October 2022, PSEG entered into floating-to-fixed interest rate swaps totaling $1,050M in order to reduce the volatility in interest expense for a portion of our variable-rate debt at PSEG and PSEG Power.
Note: Total Long-Term Debt Outstanding amounts may not add to PSEG Consolidated Total Long-Term Debt Outstanding due to rounding. Amounts on slide are rounded up to one decimal place.

PSEG
21

PSEG Liquidity as of September 30, 2022 Company Facility Expiration Date Total Facility Usage Available Liquidity ($ millions) PSE&G Revolving Credit Facility March 2027 $1,000 $18 $982 PSEG Money Pool PSEG/PSEG Power Revolving Credit Facility (PSEG) March 2027 $1,500 $237 $1,263 Revolving Credit Facility (PSEG Power) March 2027 1,250 117 1,133 Letter of Credit Facility (PSEG Power) April 2024 100 85 15 Letter of Credit Facility (PSEG Power) April 2025 100 91 9 Letter of Credit Facility (PSEG Power) September 2024 200 196 4 $3,150 $726 $2,424 Total Facilities $4,150 $744 $3,406 PSEG Money Pool Cash and Short-term Investments $69 PSE&G Cash and Short-term Investments $308 Total Liquidity Available $3,783 Total Money Pool Liquidity Available $2,493 (A,B) (A) Master Facility of $2.75B with a PSEG sublimit of $1.5B and PSEG Power sublimit of $1.25B, which can be adjusted subject to terms within the credit agreement. The PSEG sublimit includes a sustainability linked pricing based mechanism with potential increases or decreases, which are not expected to be material, depending on performance relative to targeted methane emission reductions.

Q3 & Year-to-Date 2022 Generation Measures & Hedge Update

Nuclear Generation Measures	Quarter ended September 30		Nine Months ended September 30	
	2022	2021	2022	2021
Capacity Factor	93.2%	94.8%	94.3%	93.0%
Fuel Cost ($ millions)	$48	$49	$141	$143
Generation (GWh)	7,969	8,102	23,931	23,596
Fuel Cost ($/MWh)	$6.02	$6.05	$5.89	$6.06

2021 Nuclear Refueling Completed: Spring – HC | Fall – S2, PB3
2022 Nuclear Refueling Schedule: Spring – S1 | Fall – HC, PB2

Carbon-Free Contracted Energy Sales*	Oct – Dec 2022E	2023E	2024E
Fuel	Nuclear	Nuclear	Nuclear
Volume TWh	7	30 - 32	29 - 31
% Hedged	95-100%	95-100%	55-60%
Price $/MWh	$27	$30	$32

* Numbers reflect management's view of hedge percentages and prices as of September 30, 2022. Prices for 2022 and 2023 reflect revenues of full requirement load deals based on contract price including renewable energy credits and ancillary, but excluding capacity and transmission components. Price for 2024 reflects energy revenues only. Hedge includes positions with MTM accounting treatment and options.

Other 2022 Financial Considerations

- **Capacity Revenue** for 2022: ~$150 million

Delivery Year	PSEG's Average Prices ($/MW-Day)	PSEG's Cleared Capacity (MW)
2021/2022	$142	3,700
2022/2023	$97	3,300
2023/2024	$49	3,700

- New Jersey **Zero Emissions Certificates** ~$200 million/year through May 2025
- Q3 2022 **Generation Gross Margin** $26.32/MWh, Year-to-Date 2022 **Generation Gross Margin** $27.82/MWh
- Planned **Nuclear capital spending** (excluding fuel) is < $150 million for 2022

Note: Generation indicates period net generation; Delivery Year runs from June 1 to May 31 of the next calendar year; Average Prices and Cleared Capacity reflect base and incremental auctions.

PSEG 23

PSEG Sustainability and ESG Summary

PSEG Leadership

- Joined the U.N.-backed Race to Zero and Business Ambition for 1.5°C campaigns
- PSE&G's Clean Energy Future programs approved to invest $2B to decarbonize the NJ economy via Energy Efficiency, EV infrastructure, and AMI
- Accelerated PSEG's climate vision for Net Zero GHG emissions to 2030 for scopes 1 & 2
- PSEG will set and validate GHG emission targets for scopes 1, 2 and 3 using science-based targets by September 2023
- PSEG generating fleet is a Top 10 U.S. producer of carbon-free energy and is coal-free
- PSEG owns 25% of Ocean Wind 1, NJ's first Offshore Wind farm and has submitted proposed solutions into NJ's OSW transmission RFP
- ~$1B of regulated solar investments
- PSEG 2021 Sustainability and Climate Report
- PSEG Diversity, Equity & Inclusion Report
- PSEG ESG Performance Report
- PSEG ESG Disclosures

Policies & Goals

- PSEG is a vocal advocate for an economy-wide price on carbon and preservation of our existing carbon-free nuclear generating fleet
- Committed to rigorous oversight of political contributions and transparency in disclosure
- Diversity, Equity & Inclusion Commitment
- Human Rights Policy
- LGBTQ+ Inclusion Pledge
- PSEG's long-term ESG goals and business strategy are aligned with many of the U.N.'s SDGs as indicated by the colored boxes below


SUSTAINABLE DEVELOPMENT GOALS
1 NO POVERTY
2 ZERO HUNGER
3 GOOD HEALTH AND WELL-BEING
4 QUALITY EDUCATION
5 GENDER EQUALITY
6 CLEAN WATER AND SANITATION
7 AFFORDABLE AND CLEAN ENERGY
8 DECENT WORK AND ECONOMIC GROWTH
9 INDUSTRY, INNOVATION AND INFRASTRUCTURE
10 REDUCED INEQUALITIES
11 SUSTAINABLE CITIES AND COMMUNITIES
12 RESPONSIBLE CONSUMPTION AND PRODUCTION
13 CLIMATE ACTION
14 LIFE BELOW WATER
15 LIFE ON LAND
16 PEACE, JUSTICE AND STRONG INSTITUTIONS
17 PARTNERSHIPS FOR THE GOALS
SUSTAINABLE DEVELOPMENT GOALS

Recognition & Memberships

- MSCI raised PSEG's corporate ESG rating to its highest rating of AAA in October
- PSEG's CPA-Zicklin score increased in October to 87.1 from 85.7 in 2021
- PSE&G won the 2022 EEI Edison Award, the electric utility industry's highest honor
- Named to the Dow Jones Sustainability Index – North America for 14 years in a row

Scope 1 are direct emissions from power generation, vehicle fleets and methane, SF_6 and refrigerant leaks; Scope 2 are indirect emissions from operations from purchased energy of electric and gas and line losses; Scope 3 are indirect emissions from our value chain.

PSEG 24

Glossary of Terms

AFUDC	Allowance for Funds Used During Construction
AMI	Automated Metering Infrastructure
BPU	New Jersey Board of Public Utilities
C&I	Commercial and Industrial
CAIDI	Customer Average Interruption Duration Index
CEF	Clean Energy Future
CEF-EC	Energy Cloud
CEF-EE	Energy Efficiency
CEF-ES	Energy Storage
CEF-EV	Electric Vehicle
CFIO	Carbon-Free, Infrastructure & Other
CWIP	Construction Work in Progress
E	Estimate
EEI	Edison Electric Institute
EROA	Expected Return on Plan Assets
ES	Energy Strong
ESG	Environmental, Social and Governance
EPS	Earnings Per Share
FERC	Federal Energy Regulatory Commission
GSMP	Gas System Modernization Program
GHG	Greenhouse Gas
HC	Hope Creek
IAP	Infrastructure Advancement Program
IRA	Inflation Reduction Act
ITC	Investment Tax Credit
LDC	Local Distribution Company
M&R	Metering and Regulating
MHDV	Medium and Heavy-Duty Electric Vehicles
OSW	Offshore Wind
PB	Peach Bottom
PTC	Production Tax Credit
RFP	Request for Proposal
ROE	Return on Equity
RTO	Regional Transmission Organization
S	Salem
SAIFI	System Average Interruption Frequency Index
SF_6	Sulfur Hexafluoride
T&D	Transmission and Distribution
U.N.	United Nations
ZEC	Zero Emission Certificates

PSEG Investor Relations
80 Park Plaza
Newark NJ 07102
PSEG-IR-GeneralInquiry@pseg.com

investor.pseg.com

25

Reconciliation of Non-GAAP Operating Earnings

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
	($ millions, Unaudited)			
Net Income (Loss)	$ 114	$ (1,564)	$ 243	$ (1,093)
(Gain) Loss on Nuclear Decommissioning Trust (NDT)				
Fund Related Activity, pre-tax	98	17	355	(116)
(Gain) Loss on Mark-to-Market (MTM), pre-tax[(a)]	297	666	1,246	998
Plant Retirements, Dispositions and Impairments, pre-tax[(b)]	3	2,175	17	2,632
Lease Related Activity, pre-tax	53	10	53	10
Income Taxes related to Operating Earnings (non-GAAP) reconciling items[(c)]	(136)	(809)	(493)	(930)
Operating Earnings (non-GAAP)	$ 429	$ 495	$ 1,421	$ 1,501
PSEG Fully Diluted Average Shares Outstanding (in millions)[(d)]	500	504	501	504
	($ Per Share Impact - Diluted, Unaudited)			
Net Income (Loss)	$ 0.22	$ (3.10)	$ 0.48	$ (2.17)
(Gain) Loss on NDT Fund Related Activity, pre-tax	0.20	0.03	0.71	(0.23)
(Gain) Loss on MTM, pre-tax[(a)]	0.60	1.32	2.49	1.98
Plant Retirements, Dispositions and Impairments, pre-tax[(b)]	0.01	4.31	0.03	5.22
Lease Related Activity, pre-tax	0.10	0.02	0.10	0.02
Income Taxes related to Operating Earnings (non-GAAP) reconciling items[(c)]	(0.27)	(1.60)	(0.98)	(1.84)
Share Differential[(d)]	-	-	-	(0.02)
Operating Earnings (non-GAAP)	$ 0.86	$ 0.98	$ 2.83	$ 2.96

(a) Includes the financial impact from positions with forward delivery months.
(b) Nine months ended September 30, 2022 includes the results for fossil generation sold in February 2022.
(c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and the additional investment tax credit (ITC) recapture related to the sale of PSEG Solar Source in 2021, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate.
(d) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months and nine months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item "Share Differential," has been added to the year to date results to reconcile the two EPS calculations.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss).

PSEG

A

Reconciliation of Non-GAAP Operating Earnings

CFIO Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
	($ millions, Unaudited)			
Net Loss	$ (285)	$ (1,953)	$ (970)	$ (2,268)
(Gain) Loss on NDT Fund Related Activity, pre-tax	98	17	355	(116)
(Gain) Loss on MTM, pre-tax[a]	297	666	1,246	998
Plant Retirements, Dispositions and Impairments, pre-tax[b]	3	2,175	17	2,632
Lease Related Activity, pre-tax	53	10	53	10
Income Taxes related to Operating Earnings (non-GAAP) reconciling items[c]	(136)	(809)	(493)	(930)
Operating Earnings (non-GAAP)	$ 30	$ 106	$ 208	$ 326
PSEG Fully Diluted Average Shares Outstanding (in millions)[d]	500	504	501	504

(a) Includes the financial impact from positions with forward delivery months.
(b) Nine months ended September 30, 2022 includes the results for fossil generation sold in February 2022.
(c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and the additional ITC recapture related to the sale of PSEG Solar Source in 2021, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate.
(d) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months and nine months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss).

PSEG

B